Exhibit 10.32

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT, signed and entered into as of this 10th day of December, 2007 is by and between CREDENCE SYSTEMS CORPORATION (“Seller”) and CARLYLE INVESTMENT CO. (“Buyer”)

RECITALS

A.             Seller and Buyer entered into that certain Purchase and Sale Agreement and Receipt for Earnest Money dated November 5, 2007 (the “Agreement”).

B.              Seller and Buyer desire to amend the Agreement as provided for herein.

NOW THEREFORE, for and in consideration of the mutual covenants contained herein and in the Agreement, the parties hereby amend the Agreement as follows:

1.               Purchase Price. The Purchase Price is Twenty Million Dollars ($20,000,000).

2.               Earnest Money. Upon mutual execution of this First Amendment, Buyer shall (i) convert the Note to cash and deposit the same with the Title Company as Earnest Money, and (ii) also deposit with the Title Company an additional Two Hundred Fifty Thousand Dollars ($250,000) Earnest Money in the form of cash, for a total cash Earnest Money deposit of Five Hundred Thousand Dollars ($500,000).

3.               Easements. At Closing, the parties shall grant the following easements:

(a)           Seller and Buyer shall each grant to the other permanent, reciprocal easements for purposes of vehicular and pedestrian ingress and egress over and upon the existing drive aisle that straddles the property boundary between Lot 2 of the Property (“Lot 2”) and the abutting Lot 1 that will be retained by Seller (“Lot 1”).

(b)           Seller shall grant to Buyer a permanent casement for the use, maintenance, repair, and replacement of an electrical transformer and generator serving the Property, together with the existing lines to and from such equipment and the Property, that are located on Lot 1.

(c)           Seller shall grant to Buyer a temporary easement for the use, maintenance, repair, and replacement of the existing parking areas and drive aisles that are located on Lot 1 that serve the building located on Lot 2 (the “Parking Area”). Following Closing, Seller shall complete, at its sole cost and expense, a boundary line adjustment between Lot 1 and Lot 2 to include the Parking Area as part of Lot 2. Buyer shall cooperate with the boundary line adjustment effort, and will execute any and all applications or other documents necessary to accomplish the same. Upon completion of the boundary line adjustment, Seller shall convey the Parking Area to Buyer and the temporary easement therefor shall be terminated. If, despite Seller’s reasonable efforts, Seller is unable to receive all necessary approvals for the boundary line adjustment and the same does not occur, the easement for the Parking Area shall be made permanent.

The parties shall agree on the form of the above easements prior to Closing, which shall be executed and delivered by the parties at Closing and recorded following the recording of the Deed.

4.               Contingency Waiver. Buyer hereby waives all conditions to its obligations under the Agreement, except for Seller and Buyer agreeing on the form or (i) the easements described in Section 3 of this First Amendment and (ii) the lease back of the Property described in Sections 24 and 25 of the Agreement, and the execution and delivery of such documents by the parties at Closing. Seller’s obligations under the Agreement are also contingent upon the same.

5.               Right of First Opportunity. At Closing, Seller will grant to Buyer the Right of First Opportunity to purchase Lot 1. By such right, if Seller determines to sell Lot I, Seller will first advise Buyer of the terms and conditions upon which Seller intends to sell Lot 1 and Buyer shall thereafter have fifteen (15) days in which to agree to purchase Lot I on such terms and conditions. If Buyer does not exercise the right to purchase Lot 1, Buyer’s Right of First Opportunity shall be extinguished and Seller shall be free to sell Lot 1 to a third-party.

6.               Effect on Agreement. In the event of any inconsistency between the terms of this First Amendment and of the Agreement, the terms hereof shall control. Except as otherwise set forth herein, the terms of the Agreement shall remain as originally stated, and the same shall remain in full force and effect.

7.               Defined Terms. To the extent not otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the Agreement.

8.               Counterparts. This First Amendment may be executed in counterparts and by facsimile transmission, each of which shall be deemed to be an original hereof, and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

SELLER		BUYER

Credence Systems Corporation		Carlyle Investment Co.

By:		By:

Name:	Dennis Mettagle	Name:	R. Barry Menashe

Its:	Vice President, and CPO	Its:	Owner